Cricut, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results
Delivered 7th consecutive year of profitability with net income of $53.6 million, or 7.0% margin
Generated $288.1 million in Cash from Operations in 2023
Total users grew to over 8.9 million, up 13% over FY 2022
Paid subscribers increased to 2.77 million, up 6% over FY 2022
Delivered FY 2023 revenue of $765.1 million, 14% decline compared to FY 2022
66% of total users cut on their Connected Machine in 2023
SOUTH JORDAN, Utah, March 5, 2024 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its fourth quarter and full year ended December 31, 2023.

“We moved through 2023 focused on profitability even as we navigated a dynamic consumer discretionary environment. We are encouraged by our 49% operating income increase in Q4 year over year and the positive uplift from our promotions in Q4. However, we were disappointed that sales fell in the quarter and full year by 18% and 14%, respectively. Our promotions uplift was smaller than we expected and is attributable in part to lower retailer inventory, but in hindsight, we could have conducted more aggressive marketing and promotions.” Cricut's Chief Executive Officer, Ashish Arora, said. “We intend to boost our marketing efforts and spending in 2024 to generate more interest and demand throughout the funnel. We will continue our deeper promotional strategy while focusing on maintaining great pricing discipline. We will keep concentrating on acquiring new users and enhancing their engagement and revenue generation.”

Fourth Quarter 2023 Financial Results
•Revenue was $231.2 million compared to $280.8 million in Q4 2022.
•Connected machine revenue was $77.4 million compared to $102.3 million in Q4 2022.
•Subscriptions revenue was $76.5 million up from to $71.1 million in Q4 2022.
•Accessories and materials revenue was $77.3 million compared to $107.3 million in Q4 2022.
•Gross margin was 42.0%, compared to 29.8% in Q4 2022.
•Operating income was $16.5 million, or 7.1% of total revenue, compared to $11.1 million, or 4.0% of revenue in Q4 2022.
•Net income was $11.3 million or 4.9% of revenue, compared to $10.9 million or 3.9% of revenue in Q4 2022.
•Diluted earnings per share was flat year over year at $0.05.
•International revenue decreased by 5% over Q4 2022 and was 22% of total revenue, up from 19% of total revenue in Q4 2022.

Full Year 2023 Financial Results
•Revenue was $765.1 million compared to $886.3 million in FY 2022.
•Connected machine revenue was $198.3 million compared to $252.6 million in FY 2022.
•Subscriptions revenue was $304.0 million, up from $272.3 million in FY 2022.

•Accessories and materials revenue was $262.8 million, compared to $361.4 million in FY 2022.
•Gross margin was 44.9%, up from 39.5% in FY 2022.
•Operating income was $70.0 million, or 9.1% of total revenue, compared to $80.0 million, or 9.0% of revenue in FY 2022.
•Net income was $53.6 million, or 7.0% of revenue, compared to $60.7 million, or 6.8% of revenue in FY 2022.
•Diluted earnings per share was $0.24 compared to $0.28 in FY 2022.
•International revenue was $155.2 million, or 20% of total revenue, compared to $142.3 million or 16% of total revenue in FY 2022.
•Generated $288.1 million in cash from operations.

"Although sales were below expectations and the baseline run rate outside of promotional periods continues to be softer than we would have expected, I am encouraged by operating income, which rose 49% in Q4, and we achieved our 20th consecutive quarter of positive net income. We continue to produce strong cash flow on a yearly basis, which supports inventory needs and investments for long-term growth. In 2023, we generated $288 million in cash from operations, compared to $118 million in 2022. We closed 2023 with a cash and cash equivalents balance of $245 million. We have no debt," said Kimball Shill, Chief Financial Officer. "During Q4, we spent $15.7 million of cash to buy back 2.1 million shares of our stock. After the quarter ended and through March 1, we spent $10.8 million of cash to buy back 1.7 million more shares of our stock, which effectively finishes our $50 million approved stock repurchase program that was authorized in August 2022. After three years of business evolution, we are planning to change some parts of our quarterly information package for 2024. We increasingly see Cricut as a platform business with physical products. Going forward, we are changing how we report our segments to be Platform and Products. We will also update our public KPIs to focus on the most relevant indicators for our current and future operations."
2023 Business Highlights
•Total user base grew to over 8.9 million, or 13% over 2022. Growth in our top 6 markets indicate 7% market penetration of our serviceable addressable market, up from 5% two years ago.
•Paid subscribers grew to 2.77 million, up 6% over 2022. Attach rates decreased to 31% compared to 33% in 2022.
•Ended 2023 with 3.9 million Engaged Users, down 3% over 2022. In Q4 2023, 44% of total users cut on the Cricut platform over the past 90 days. 66% of total users cut on their connected machines in 2023.
•Launched two new machines: Cricut Joy Xtra and Cricut Venture.

Key Performance Metrics

	As of December 31,
	2023	2022
Users (in thousands)	8,944	7,893
Percentage of Users Creating in Trailing 90 Days	44%	51%
Number of Users Creating in Trailing 90 Days	3,932	4,050
Paid Subscribers (in thousands)	2,770	2,609

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Subscription ARPU	$8.70	$9.26	$36.11	$38.09
Accessories and Materials ARPU	$8.80	$13.99	$31.22	$50.54
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, March 5, 2024 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BI51ddc7df10f34872ae0f4748ed0fe1c7. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, and Cricut Joy® series, and Cricit Venture® series — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Nadia Romero
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.
Cautionary Statement Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Connected machines	$77,402	$102,314	$198,312	$252,563
Subscriptions	76,512	71,097	303,989	272,344
Accessories and materials	77,332	107,349	262,846	361,389
Total revenue	231,246	280,760	765,147	886,296
Cost of revenue:
Connected machines	64,127	99,425	172,571	244,260
Subscriptions	8,651	7,442	32,346	26,375
Accessories and materials	61,430	90,282	216,937	265,768
Total cost of revenue	134,208	197,149	421,854	536,403
Gross profit	97,038	83,611	343,293	349,893
Operating expenses:
Research and development	14,991	17,582	65,048	76,914
Sales and marketing	35,771	36,909	123,169	130,379
General and administrative	29,757	18,024	85,091	62,647
Total operating expenses	80,519	72,515	273,308	269,940
Income from operations	16,519	11,096	69,985	79,953
Other income (expense):
Interest income	1,756	933	7,976	1,809
Interest expense	(82)	(81)	(323)	(289)
Other income	290	658	2,145	508
Total other income, net	1,964	1,510	9,798	2,028
Income before provision for income taxes	18,483	12,606	79,783	81,981
Provision for income taxes	7,195	1,715	26,147	21,315
Net income	$11,288	$10,891	$53,636	$60,666
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	765	(228)	711	(300)
Change in foreign currency translation adjustment, net of tax	129	122	41	(120)
Comprehensive income	$12,182	$10,785	$54,388	$60,246
Earnings per share, basic	$0.05	$0.05	$0.25	$0.28
Earnings per share, diluted	$0.05	$0.05	$0.24	$0.28
Weighted-average common shares outstanding, basic	217,252,985	215,658,921	216,892,525	214,458,284
Weighted-average common shares outstanding, diluted	218,671,797	219,710,235	219,722,063	220,588,789

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$142,187	$224,943
Marketable securities	102,952	74,256
Accounts receivable, net	111,247	136,539
Inventories	244,469	351,682
Prepaid expenses and other current assets	19,114	23,842
Total current assets	619,969	811,262
Property and equipment, net	47,614	63,407
Operating lease right-of-use assets	12,353	17,078
Intangible assets, net	—	760
Deferred tax assets	34,823	23,819
Other assets	35,363	33,301
Total assets	$750,122	$949,627
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$76,860	$63,195
Accrued expenses and other current liabilities	71,933	69,775
Deferred revenue, current portion	40,304	34,869
Operating lease liabilities, current portion	5,230	5,436
Dividends payable, current portion	2,137	80,781
Total current liabilities	196,464	254,056
Operating lease liabilities, net of current portion	8,938	13,935
Deferred revenue, net of current portion	2,931	3,789
Other non-current liabilities	6,916	5,112
Total liabilities	215,249	276,892
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2023 and December 31, 2022.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of December 31, 2023, 217,915,713 and 219,656,587 shares issued and outstanding as of December 31, 2023 and 2022, respectively.	218	220
Additional paid-in capital	505,864	672,990
Retained earnings	28,514	—
Accumulated other comprehensive income (loss)	277	(475)
Total stockholders’ equity	534,873	672,735
Total liabilities and stockholders’ equity	$750,122	$949,627

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$53,636	$60,666
Adjustments to reconcile net income to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	30,039	26,957
Bad debt expense	1,720	(64)
Impairments	9,953	2,922
Stock-based compensation	47,326	41,121
Deferred income tax	(11,238)	(20,461)
Non-cash lease expense	4,987	4,845
Provision for inventory obsolescence	26,330	11,466
Unrealized foreign currency (gain) loss	88	(1,040)
Other	(2,143)	(440)
Changes in operating assets and liabilities:
Accounts receivable	23,500	63,696
Inventories	78,376	63,085
Prepaid expenses and other current assets	4,204	8,807
Other assets	869	(51)
Accounts payable	13,535	(139,845)
Accrued expenses and other current liabilities and other non-current liabilities	7,761	(2,137)
Operating lease liabilities	(5,423)	(5,096)
Deferred revenue	4,577	3,252
Net cash and cash equivalents provided by operating activities	288,097	117,683
Cash flows from investing activities:
Purchase of marketable securities	(63,451)	(180,112)
Proceeds from maturities of marketable securities	38,390	21,393
Proceeds from sales of marketable securities	—	84,621
Purchases of property and equipment, including capitalized software development costs	(23,717)	(33,771)
Net cash and cash equivalents used in investing activities	(48,778)	(107,869)
Cash flows from financing activities:
Repurchases of common stock	(20,332)	(18,580)
Proceeds from exercise of stock options	383	31
Employee tax withholding payments on stock-based awards	(8,106)	(6,384)
Payments for debt issuance costs	—	(1,300)
Cash dividend	(294,130)	—
Other financing activities, net	—	(14)
Net cash and cash equivalents used in financing activities	(322,185)	(26,247)
Effect of exchange rate on changes on cash and cash equivalents	110	(221)
Net decrease in cash and cash equivalents	(82,756)	(16,654)
Cash and cash equivalents at beginning of period	224,943	241,597
Cash and cash equivalents at end of period	$142,187	$224,943
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$24,072	$28,916

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)

	Year Ended December 31,
	2023	2022
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$280	$4,285
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,824	$4,410
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$451	$1,324
Stock-based compensation capitalized for software development costs	$1,960	$2,321
Leasehold improvements acquired through tenant allowances	$—	$859
Dividends declared but unpaid	$2,342	$81,420